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                                  EXHIBIT 3.3
                      FORM OF CERTIFICATE OF AMENDMENT OF
                           ARTICLES OF INCORPORATION


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                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION



NEAL D. CRISPIN hereby certifies that:



1. He is the President and Secretary of AeroCentury Fund IV, Inc., a California corporation.



2. Article I of the articles of incorporation of this corporation is amended to read as follows:



       "The name of this corporation is "AeroCentury IV, Inc."



3. The foregoing amendment of articles has been duly approved by the board of directors.



4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 10,000 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required.



I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.




Date:
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                                                   Neal D. Crispin
                                               President and Secretary